              As filed with the Securities and Exchange Commission
                              on October 14, 1997

                                                      Registration No. _________
________________________________________________________________________________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            _______________________


                         U.S. XPRESS ENTERPRISES, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

        NEVADA                                           62-1378182
------------------------                    ------------------------------------
(State of incorporation)                    (I.R.S. Employer Identification No.)

                            _______________________


             2931 SOUTH MARKET STREET, CHATTANOOGA, TENNESSEE 37410
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)

                         U.S. XPRESS ENTERPRISES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                            ________________________


RAY M. HARLIN                                       A. ALEXANDER TAYLOR II, ESQ.
CHIEF FINANCIAL OFFICER                             MILLER & MARTIN
U.S. XPRESS ENTERPRISES, INC.                       1000 VOLUNTEER BUILDING
2931 SOUTH MARKET STREET                            CHATTANOOGA, TENNESSEE 37402
CHATTANOOGA, TN 37410                               (423) 756-6600
(423) 697-7377
            (Name, address and telephone number, including zip code,
                             of agents for service)


                        CALCULATION OF REGISTRATION FEE

============================================================================================
                                              Proposed           Proposed
          TITLE OF              Amount         Maximum            Maximum          Amount of
       SECURITIES TO            to be      Offering Price        Aggregate       Registration
       BE REGISTERED          Registered     Per Unit(1)     Offering Price(1)      Fee(1)
--------------------------------------------------------------------------------------------
Class A Common Stock, $.01
 par value per share            300,000         $21.81           $6,543,750        $1,982.95
=============================================================================================

(1) Pursuant to Rule 457(c) and (h), the proposed offering price per share, the proposed aggregate offering price and amount of registration fee for the Class A Common Stock have been computed with respect to the aggregate contribution of employees as if all plan participants invested in the 300,000 shares of Class A Common Stock of the Registrant to be purchased, computed and based upon $21.81, the average of the high and low price of Registrant's common stock on October 7, 1997, as reported on the NASDAQ National Market System.

                                     PART I
                                     ------

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
              ----------------------------------------------------


          Pursuant to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 are not filed as a part of this Registration Statement. This information will be sent or given to participants in the U.S. Xpress Enterprises, Inc. Employee Stock Purchase Plan (the "Plan") as specified by Rule 428(b)(1) as promulgated under the Securities Act of 1933, as amended.

                                    PART II
                                    -------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------


Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

          The following documents previously filed by U.S. Xpress Enterprises, Inc. (the "Registrant") with the Securities and Exchange Commission are hereby incorporated by reference:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1997; and

          (b) All reports and registration statements filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, since March 31, 1997.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the completion or termination of this offering shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.   Description of Securities.
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          The legality of the shares of Class A Common Stock issuable under the Plan has been passed upon for the Registrant by the law firm of Miller & Martin.
A. Alexander Taylor, II is a partner in Miller & Martin and is also a director of the Registrant.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          Article 12 of the Registrant's Restated Articles of Incorporation ("Restated Articles") provides as follows:

               To the fullest extent permitted by the Nevada General Corporation Law, as the same exists or may hereafter be amended, a director or officer of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of his or her fiduciary duty as a director or officer.

               To the fullest extent permitted by the Nevada General Corporation Law, as the same exists or may hereafter be amended, the corporation shall indemnify any person who is made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that such person is or was a director or officer of the corporation or of any of its subsidiaries, or is or was serving at the direction of the corporation in any such capacity with any other entity whatsoever.

               The requirement that the corporation shall provide indemnification pursuant to this Article 12 shall not preclude any other or additional provision of indemnification, whether provided by law, by insurance, by agreement between this corporation and the parties to be indemnified or otherwise.

               In addition to the rights of indemnification granted herein, this corporation shall, to the fullest extent now or hereafter permitted by the Nevada General Corporation Law, provide for the advancement of expenses as they are incurred by any director or officer of the corporation in the defense of any proceeding of the type described above, in advance of the final disposition of such proceeding.

          Article 11 of the Registrant's Bylaws provides as follows: "[a]ny director or officer, or the executor or administrator of any director or officer, is entitled to indemnification to the fullest extent permissible under the laws of this state."

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not applicable.

Item 8.   Exhibits.
          --------

          The exhibits to the registration statement are listed in the Exhibit Index included elsewhere herein.

Item 9.   Undertakings.
          ------------

          (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the suc cessful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY
                               -----------------

          The Registrant and each person whose signature appears below hereby appoints Max L. Fuller, Patrick E. Quinn and Ray M. Harlin, and each of them, as attorneys-in-fact with full power of substitution, to execute in their respective names and on behalf of the Registrant and each such person, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this registration statement as the attorneys-in-fact and to file any such amendment to the registration statement with the Securities and Exchange Commission, granting unto said attorneys-in-fact and their substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and their substitutes may lawfully do or cause to be done by virtue hereof.


                                   SIGNATURES
                                   ----------

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on October 9, 1997.

                                    U.S. XPRESS ENTERPRISES, INC.

                                    By:    /s/ Patrick E. Quinn
                                       -----------------------------
                                       Patrick E. Quinn, President
                                       and Co-Chairman of the Board

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                  Title               Date
--------------------------  --------------------  ---------------

 /s/ Max L. Fuller          Co-Chairman of the    October 9, 1997
--------------------------  Board; Director
Max L. Fuller               (principal
                            executive officer)


 /s/ Patrick E. Quinn       Co-Chairman of the    October 9, 1997
--------------------------  Board; President
Patrick E. Quinn            and Treasurer;
                            Director (principal
                            executive officer)


 /s/ Ray M. Harlin          Chief Financial       October 9, 1997
--------------------------  Officer (principal
Ray M. Harlin               financial and
                            accounting
                            officer); Director


/s/ E. William Lusk, Jr     Executive Vice        October 9, 1997
--------------------------  President of
E. William Lusk, Jr.        Marketing; Director


 /s/ William K. Farris      Executive Vice        October 9, 1997
--------------------------  President of
William K. Farris           Operations;
                            Director


 /s/ James B. Baker         Director              October 9, 1997
--------------------------
James B. Baker


/s/ A. Alexander Taylor II  Director              October 9, 1997
--------------------------
A. Alexander Taylor II

                                 EXHIBIT INDEX
                                 -------------


 No.               Description
 ---               -----------
 4.1 Amended and Restated Articles of Incorporation of U.S. Xpress Enterprises, Inc.(1)

 4.2  Amended and Restated By-laws of U.S. Xpress Enterprises, Inc.(1)

 5    Opinion of Miller & Martin

24.1  Consent of Miller & Martin (included in Exhibit 5)

24.2  Consent of Arthur Andersen LLP

25 Power of Attorney (reference is made to the signature page of this registration statement)

---------------

          (1) Incorporated by reference from the Registrant's registration statement on Form S-1, SEC File No. 33-79208.